Exhibit 10.1

CONFIDENTIAL

August 10, 2023

Dr. Oliver P. Peoples, Ph.D.

President & Chief Executive Officer

Yield10 Bioscience, Inc.

19 Presidential Way, Suite 201

Woburn, MA 01801

Dear Dr. Peoples,

This agreement (the “Agreement”) constitutes the agreement between Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), Maxim Group, LLC (“Maxim” or the “Lead Manager”), and Lake Street Capital Markets, LLC (“Lake Street” or the “Co-Placement Agent,” and together with Maxim, the “Agents”), that the Agents shall serve as the placement agents for the Company, on a “reasonable best efforts” basis (a “Placement”), in connection with the proposed offerings of securities (the “Securities”) of the Company. The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the Agents and, if a direct placement, the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein grants the Agents the power or authority to bind the Company or any Purchaser or creates an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Agents’ obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Agents to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Agents with respect to securing any other financing on behalf of the Company. Maxim may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement.

The sale of $994,500 worth of Securities will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such Purchaser, if required by the Purchaser, in a form reasonably satisfactory to the Company and Maxim, with the balance of the Securities ($2,743,000) being sold pursuant to the Prospectus (as defined in the Transaction Documents). Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be reasonably available to answer inquiries from prospective Purchasers.

Notwithstanding anything herein to the contrary, in the event that Maxim determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including, but not limited to, FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of Maxim to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

SECTION 1.       COMPENSATION AND OTHER FEES.

As compensation for the services provided by the Agents hereunder, the Company agrees to pay to the Agents the fees set forth below with respect to the Placement:

 300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

(i)	A cash fee payable immediately upon the closing of the Placement equal to seven percent (7.0%) of the aggregate gross proceeds raised in the Placement, excluding any amounts to be paid by the investors listed on Addendum B attached hereto, for which there shall be no fee (the “Cash Fee”). The Cash Fee shall be paid at the closing of the Placement (the “Closing”).

(ii)	Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees, in case of a Closing of the Placement, to reimburse the Lead Manager for all reasonable and documented out-of-pocket expenses incurred, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $85,000. The Company will reimburse Lead Manager directly upon the Closing of the Placement from the gross proceeds raised in the Placement.

SECTION 2.       RESERVED.

SECTION 3.       REPRESENTATIONS AND WARRANTIES. The Company makes to the Agents all of the representations and warranties which the Company makes to the Purchasers in the Purchase Agreement, and in addition makes the following representation:

FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Company’s public filings under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (the “SEC Filings”).

SECTION 4.       REPRESENTATIONS OF AGENTS. Each Agent represents and warrants that it is (i) a member in good standing of FINRA, (ii) registered as a broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”), and (iii) licensed as a broker/dealer under the laws of the States applicable to the offers and sales of Securities by such Agent. Maxim or Lake Street, as applicable, will immediately notify the Company in writing of any change in its status as such. Each Agent covenants that it will use its reasonable best efforts to conduct the Transaction hereunder in compliance with the provisions of this Agreement and the requirements of applicable law. Except as required by law or as contemplated by this agreement, the Agents will keep confidential all material nonpublic information, including information regarding the Transaction contemplated hereunder, provided to it by the Company or its affiliates or advisors and use such information only for the purposes contemplated herein.

SECTION 5.       INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

              Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

SECTION 6.       ENGAGEMENT TERM. Maxim’s engagement hereunder shall become effective on the date hereof and shall continue until the earlier of (i) the final Closing Date of the Placement and (ii) the date a party terminates the engagement according to the terms of the next sentence (such date, the “Termination Date”). After an initial period lasting until October 31, 2023, the Agreement may be terminated at any time by either party upon thirty (30) days’ written notice to the other party, effective upon receipt of written notice to that effect by the other party. The Agreement may not be earlier terminated other than for Cause (defined hereinafter). If there is a Closing of the Placement, or if the Termination Date occurs prior to Closing of the Placement (other than for Cause), then if within six (6) months following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by Maxim during the term of this Agreement, then the Company will pay Maxim upon the closing of such financing or receipt of such proceeds the compensation set forth in Section 1 herein. “Cause,” for the purpose of this Agreement, shall mean, as determined by a court of competent jurisdiction, Maxim’s gross negligence, willful misconduct, or a material breach of this Agreement, after being notified in writing of such conduct, and not curing such alleged conduct within ten (10) business days of notification of such alleged wrongful conduct. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution, future rights and the Company’s obligations to pay fees and reimburse expenses contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. Maxim agrees not to use any confidential information concerning the Company provided to Maxim by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7.       RESERVED.

SECTION 8.       LEAD MANAGER INFORMATION. The Company agrees that any information or advice rendered by Maxim in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without Maxim’s prior written consent.

SECTION 9.       NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Agents are not and shall not be construed to be fiduciaries of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Agents hereunder, all of which are hereby expressly waived.

SECTION 10.     CLOSING. The obligations of Maxim and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)            All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Maxim, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(B)            Agents shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Agents and dated as of the Closing Date, in form and substance reasonably satisfactory to Maxim.

            Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

(C)            Neither the Company nor any of its Subsidiaries (i) shall have sustained since the date of the latest audited financial statements of the Company included in the SEC Filings, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the SEC Filings, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the SEC Filings, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Maxim, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

(D)            The common stock of the Company is registered under the Exchange Act.

(E)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(F)            The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement.

(G)            The Company shall have entered into Purchase Agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(H)            Prior to the Closing Date, the Company shall have furnished to Maxim such further information, certificates and documents as Maxim may reasonably request.

SECTION 11.       GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

   Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

SECTION 12.       ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof, except for that certain agreement entered into by the Company and Maxim on or around July 13, 2023. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by Maxim, Lake Street and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a “.pdf” format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

SECTION 13.       CONFIDENTIALITY. Each Agent (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with its evaluation of the Transaction. Each Agent further agrees to disclose the Confidential Information only to its Representatives who need to know the Confidential Information for the purpose of evaluating the Transaction, and who are informed by such Agent of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to the Agents or their Representatives in connection with their evaluation of the Transaction. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by any Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to any Agent or any of its Representatives on a nonconfidential basis from a third-party, (iii) is known to any Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, (iv) is or has been independently developed by any Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company, or (v) is required to be disclosed pursuant to applicable legal or regulatory authority.. The term “Representatives” shall mean a party's directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof.

SECTION 14.       NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

[Signature page follows]

          Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

We are excited about this equity offering and look forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing and returning the enclosed copy of this Agreement.

Very truly yours,

Maxim Group LLC

By:	/s/ Clifford Teller
Clifford Teller, Co-President

Address for notice:
300 Park Avenue
16th Floor
New York, NY 10022

LAKE STREET CAPITAL MARKETS, LLC

By:	/s/ Michael Townley
Michael Townley, Head of Investment Banking

Address for notice:
920 2nd Ave S, Ste. 700
Minneapolis, MN 55402

Accepted and Agreed to as of

the date first written above:

YIELD10 BIOSCIENCE, INC.

By:	/s/ Dr. Oliver P. Peoples, Ph.D.
Name: Dr. Oliver P. Peoples, Ph.D.
Title: President & Chief Executive Officer

Address for notice:

19 Presidential Way

Suite 201

Woburn, MA 01801

  Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Maxim Group LLC (“Maxim”) and Lake Street Capital Markets, LLC (“Lake Street”) by Yield10 Bioscience, Inc. (the “Company”) pursuant to this Agreement, the Company hereby agrees as follows:

1.	To the extent permitted by law, the Company will indemnify Maxim and Lake Street and each of their affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except, with regard to Maxim or Lake Street, to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from Maxim’s willful misconduct or gross negligence in performing the services described herein, as the case may be.

2.	Promptly after receipt by Maxim or Lake Street of notice of any claim or the commencement of any action or proceeding with respect to which Maxim or Lake Street, as applicable, is entitled to indemnity hereunder, Maxim or Lake Street, as applicable, will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Maxim or Lake Street, as applicable, and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Maxim or Lake Street, as applicable, will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for Maxim or Lake Street, as applicable, reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and Maxim or Lake Street, as applicable. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of Maxim or Lake Street, as applicable, which will not be unreasonably withheld, unless such settlement (x) includes an unconditional release of Maxim or Lake Street, as applicable, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of Maxim or Lake Street, as applicable.

3.	The Company agrees to notify Maxim or Lake Street, as applicable, promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4.	If for any reason the foregoing indemnity is unavailable to Maxim or Lake Street, as applicable, or insufficient to hold Maxim or Lake Street, as applicable, harmless, then the Company shall contribute to the amount paid or payable by Maxim or Lake Street, as applicable, as the case may be, as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and Maxim or Lake Street, as applicable, on the other, but also the relative fault of the Company on the one hand and Maxim or Lake Street, as applicable, on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Maxim’s or Lake Street’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by Maxim or Lake Street, as applicable, under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Maxim).

        Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

5.	These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

Very truly yours,

Maxim Group, LLC

By:	/s/ Clifford Teller
Clifford Teller, Co-President

Address for notice:
300 Park Avenue
16th Floor
New York, NY 10022

LAKE STREET CAPITAL MARKETS, LLC

By:	/s/ Michael Townley
Michael Townley, Head of Investment Banking

Address for notice:
920 2nd Ave S, Ste. 700
Minneapolis, MN 55402

Accepted and Agreed to as of

the date first written above:

YIELD10 BIOSCIENCE, INC.

By:	/s/ Dr. Oliver P. Peoples, Ph.D.
Name: Dr. Oliver P. Peoples, Ph.D.
Title: President & Chief Executive Officer

Address for notice:

19 Presidential Way

Suite 201

Woburn, MA 01801

          Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Yield10 Bioscience, Inc.

August 10, 2023

ADDENDUM B

Jack W. Schuler

Renate Schuler

Schuler Family Foundation

George Schuler (individually and as trustee of trusts for the benefit of Jack W. Schuler’s children)

Tino Hans Schuler Trust

Tanya Eva Schuler Trust

Therese Heidi Schuler Trust

Schuler Grandchildren LLC

JS Grandchildren Trust

Schuler Descendants Trust

Marathon Petroleum Corporation or any of its affiliated entities

Any other entity or person as to which any of the foregoing is deemed to be the beneficial owner (as defined under applicable securities laws) of securities owned or purchased by the entities or persons listed on this Addendum B.

        Members FINRA & SIPC

300 Park Avenue, 16th Floor * New York, NY 10022 * (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com